EXHIBIT 99.1

Contact:

Rob Mills

CFO

Knology, Inc.

706-645-8970

rob.mills@knology.com

KNOLOGY ANNOUNCES SENIOR NOTES OFFERING

WEST POINT, Ga. — (February 19, 2004) — Knology, Inc. (Nasdaq: KNOL) today announced that it plans to offer up to $280.0 million of senior notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and foreign purchasers outside the United States pursuant to Regulation S under the Securities Act of 1933. Net proceeds from the offering will be used to redeem Knology’s outstanding 12% senior notes due 2009 and to repay existing indebtedness under a secured credit facility, with any excess proceeds for general corporate purposes.

The senior notes will be unsecured and will rank equally with all of Knology’s other existing and future senior indebtedness. The senior notes will be guaranteed by certain of Knology’s current and future subsidiaries. These guarantees will be unsecured and will rank equally with all of the existing and future senior indebtedness of the guarantors.

The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and foreign purchasers outside of the United States in reliance on Regulation S under the Securities Act of 1933. The senior notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state, in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

About Knology

Knology, Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. For more information, please visit www.knology.com.

Information about Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. Our revenues and earnings and our ability to achieve our planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we may not complete the proposed notes offering or that the interest rate payable on the senior notes will be greater than we anticipate, (2) that we will not retain or grow our customer base, (3) that our suppliers and customers may refuse to continue doing business with us or may refuse to extend trade credit to us, (4) that we will fail to be competitive with existing and new competitors, (5) that we will not adequately respond to technological developments that impact our industry and markets, (6) that needed financing will not be available to us if and as needed, (7) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (8) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (9) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2002, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements.